As filed with the Securities and Exchange Commission on December 31, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMARCO, INC.

(Exact name of registrant as specified in its charter)

California	95-2088894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25541 Commercentre Drive Lake Forest, California	92630-8870
(Address of Principal Executive Offices)	(Zip Code)

COMARCO, INC. 2005 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Samuel M. Inman III

President and Chief Executive Officer

25541 Commercentre Drive

Lake Forest, California 92630-8870

(Name and address of agent for service)

(949) 599-7400

(Telephone number, including area code, of agent for service)

Copies to:

Stephen D. Cooke, Esq.

Paul, Hastings, Janofsky & Walker LLP

695 Town Center Drive, Suite 1700

Costa Mesa, CA 92626

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	650,000 shares (3)	$0.99	$643,500	$25.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities of Comarco, Inc. (the “Company”) that may be offered or issued under the Comarco, Inc. 2005 Equity Incentive Plan (the “Plan”) to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the 650,000 shares are calculated based on $0.99 per share, the average of the high and low prices of the Company’s Common Stock, as reported on the NASDAQ Global Market on December 29, 2008, a date within five business days prior to the filing of this Registration Statement.
(3)	Represents 650,000 shares of Common Stock reserved for future issuance pursuant to awards granted under the Plan.

STATEMENT UNDER GENERAL INSTRUCTION E.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

At the Company’s annual meeting held on June 24, 2008, the Company’s shareholders approved an amendment to the Comarco, Inc. 2005 Equity Incentive Plan, increasing the number of shares of Common Stock available for issuance or transfer thereunder by 650,000 from 450,000 to 1,100,000 shares. The purpose of this Registration Statement is to register the additional 650,000 shares of Common Stock that have become available for issuance or transfer under the Comarco, Inc. 2005 Equity Incentive Plan as a result of the amendment.

The Company previously registered an aggregate of 450,000 shares of Common Stock issuable under the Comarco, Inc. 2005 Equity Incentive Plan by a Registration Statement on Form S-8 (Registration No. 333-141354) filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 16, 2007 (the “Prior Registration Statement”). This Registration Statement is being filed in accordance with the principles set forth in Instruction E of the General Instructions to Form S-8 and consists of only those items required by such Instructions. The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. Item 3 of Part II of the Prior Registration Statement is modified as set forth in this Registration Statement and Item 8 of Part II of the Prior Registration Statement is amended and restated in its entirety herein for purposes of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 filed with the Commission on April 30, 2008;

(2) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008 filed with the Commission on June 13, 2008;

(3) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008 filed with the Commission on September 12, 2008;

(4) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2008 filed with the Commission on December 12, 2008;

(5) The Company’s Current Reports on Form 8-K filed with the Commission on March 6, 2008, March 13, 2008, March 26, 2008, May 23, 2008, June 17, 2008 (as amended by a Current Report on Form 8-K/A filed on June 19, 2008), June 27, 2008, July 10, 2008 (as amended by a Current Report on Form 8-K/A filed on July 15, 2008), July 16, 2008 and September 29, 2008 (specifically excluding Item 7.01 of such report); and

(6) The description of the Company’s Common Stock contained in Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended October 31, 2000 as filed with the Commission on December 15, 2000; and

All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders, or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, in each case that is not deemed filed under applicable provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

Exhibit Number	Description
4.1	Restated Articles of Incorporation, as amended, (incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 15, 2000).

4.2	Bylaws of Comarco, Inc., as amended, (incorporated herein by reference from Exhibit 3.02 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2008).

4.3	Comarco, Inc. 2005 Equity Incentive Plan, as amended.

4.4	Form of stock option agreement.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on December 30, 2008.

COMARCO, INC.

By:	/s/ SAMUEL M. INMAN III
Samuel M. Inman III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel M. Inman III and Winston E. Hickman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ SAMUEL M. INMAN III	President and Chief Executive Officer and a Director (Principal Executive Officer)	December 30, 2008
Samuel M. Inman III

/s/ WINSTON E. HICKMAN	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2008
Winston E. Hickman

/S/ GERALD D. GRIFFIN	Director	December 30, 2008
Gerald D. Griffin

/S/ JEFFREY R. HULTMAN	Director	December 30, 2008
Jeffrey R. Hultman

/S/ RICHARD T. LEBUHN	Director	December 30, 2008
Richard T. LeBuhn

/S/ ROBERT J. MAJTELES	Director	December 30, 2008
Robert J. Majteles

Director
Robert W. Sundius, Jr

EXHIBIT INDEX

The exhibits listed below are filed with the SEC as part of this Registration Statement on Form S-8.

Exhibit Number	Description
4.1	Restated Articles of Incorporation, as amended, (incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 15, 2000).

4.2	Bylaws of Comarco, Inc., as amended, (incorporated herein by reference from Exhibit 3.02 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2008).

4.3	Comarco, Inc. 2005 Equity Incentive Plan, as amended.

4.4	Form of stock option agreement.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

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